LEASE AND OPTION
                        "Tollgate Casino"
                      Central City, Colorado


                         TABLE OF CONTENTS


     REFERENCE DATA . . . . . . . . . . . . . . . . . . . . . . . .

     LEASED PREMISES. . . . . . . . . . . . . . . . . . . . . . . .
               Premises and Property . . . . . . . . . . . . . . .
               Landlord's Improvements . . . . . . . . . . . . . . .

     LEASED TERM. . . . . . . . . . . . . . . . . . . . . . . . . .
               Primary Term. . . . . . . . . . . . . . . . . . . . .
               Possession of Premises and Property . . . . . . . . .
     Tenant Improvements Prior to Commencement Date. . . . . . . . .

     LEASE RENTALS. . . . . . . . . . . . . . . . . . . . . . . . .
               Base Rental - Monthly . . . . . . . . . . . . . . . .

     TRIPLE NET LEASE . . . . . . . . . . . . . . . . . . . . . . .
               Triple Net Lease. . . . . . . . . . . . . . . . . .
               Payment of Taxes and Liens. . . . . . . . . . . . . .
               New Taxes . . . . . . . . . . . . . . . . . . . . . .
               Triple Net Payments . . . . . . . . . . . . . . . . .
               Parking Improvement or Impact Fees. . . . . . . . . .

     SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . .

     USE OF LEASED PREMISES . . . . . . . . . . . . . . . . . . . .
               Use of Leased Premises. . . . . . . . . . . . . . . .
               Prohibited Uses . . . . . . . . . . . . . . . . . . .

     MAINTENANCE AND REPAIRS:  ALTERATIONS AND ADDITIONS. . . . . .
               Maintenance and Repairs . . . . . . . . . . . . . . .
               Alterations and Additional Improvements . . . . . . .
               Construction on Leased Premises . . . . . . . . . . .
               Builders' Risk Insurance. . . . . . . . . . . . . . .

     GAMING AND OTHER PROVISIONS. . . . . . . . . . . . . . . . . .
               Licensing . . . . . . . . . . . . . . . . . . . . . .
               Failure to Obtain Approvals . . . . . . . . . . . . .

     ENTRY BY LANDLORD. . . . . . . . . . . . . . . . . . . . . . .

     LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . .
               Licensing . . . . . . . . . . . . . . . . . . . . . .
               Pollutants. . . . . . . . . . . . . . . . . . . . . .
               Exemption of Landlord From Liability. . . . . . . . .

     INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . .
               Coverage. . . . . . . . . . . . . . . . . . . . . . .
               Contractor's Insurance. . . . . . . . . . . . . . . .
               Insurance Policies. . . . . . . . . . . . . . . . . .
               Waiver of Subrogation . . . . . . . . . . . . . . . .

     DAMAGES OR DESTRUCTION . . . . . . . . . . . . . . . . . . . .
               Landlord's Obligation to Rebuild. . . . . . . . . . .
               Rent Adjustment . . . . . . . . . . . . . . . . . . .
               Termination . . . . . . . . . . . . . . . . . . . . .

     CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . .
               Taking. . . . . . . . . . . . . . . . . . . . . . . .
               Restoration and Rent Adjustment . . . . . . . . . . .
               Vacation. . . . . . . . . . . . . . . . . . . . . . .

     ASSIGNMENT OR SUBLETTING . . . . . . . . . . . . . . . . . . .
               Assignment of Lease . . . . . . . . . . . . . . . . .
               Assumption and Release. . . . . . . . . . . . . . . .

     QUIET ENJOYMENT. . . . . . . . . . . . . . . . . . . . . . . .

     EVENTS OF DEFAULTS:  REMEDIES. . . . . . . . . . . . . . . . .
               Events of Default . . . . . . . . . . . . . . . . . .
               Landlord's Remedies Upon an Event of Default. . . . .
               Late Charges. . . . . . . . . . . . . . . . . . . . .
               Event of Default by Landlord. . . . . . . . . . . . .
               Tenant's Remedies . . . . . . . . . . . . . . . . . .

     MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . .
               Estoppel Certificate. . . . . . . . . . . . . . . . .
               Transfer of Landlord's Interest . . . . . . . . . . .
               Regulatory Issues Affecting Leased Premises . . . . .
               Captions; Attachments; Defined Terms. . . . . . . . .
               Severability. . . . . . . . . . . . . . . . . . . . .
               Costs of Suit . . . . . . . . . . . . . . . . . . . .
               Time; Joint and Several Liability . . . . . . . . . .
               Binding Effect; Choice of Law . . . . . . . . . . . .
               Waiver. . . . . . . . . . . . . . . . . . . . . . . .
               Surrender of Leased Premises. . . . . . . . . . . . .
               Holding Over. . . . . . . . . . . . . . . . . . . . .
               Covenants Running with the Land . . . . . . . . . . .
               Force Majeure . . . . . . . . . . . . . . . . . . . .
               Liquor Licenses . . . . . . . . . . . . . . . . . . .
               Memorandum of Lease . . . . . . . . . . . . . . . . .
               No Broker . . . . . . . . . . . . . . . . . . . . . .
               Notices . . . . . . . . . . . . . . . . . . . . . . .
               Representations . . . . . . . . . . . . . . . . . . .

     DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .

     OPTION TO PURCHASE. . . . . . . . . . . . . . . . . . . . . . .
          Option. . . . . . . . . . . . . . . . . . . . . . . . . .
          Purchase Contract . . . . . . . . . . . . . . . . . . . .

     EXHIBIT 2.1.1
     Real Property and Improvements

     EXHIBIT 21.2
     Real Estate Purchase and Sale Contract



                         LEASE AND OPTION

                        "Tollgate Casino"
                      Central City, Colorado

     THIS LEASE, made and entered into this _____ day of May, 1999, by and between U.S. Bank, N.A., Trustee (formerly Colorado National Bank, Trustee) (hereinafter "Landlord") and Global Central
Corporation, a Colorado corporation, (hereinafter "Tenant"),

                       W I T N E S S E T H:

     WHEREAS, Landlord is the owner of that certain real property located at 106 and 108 Main Street, Central City, Colorado (the "Premises") as well as certain furniture, fixtures, machinery and equipment located therein or thereon, a list of which is attached hereto as Exhibit "A" (the "Property"), commonly known as the "Tollgate Casino" (the "Casino"); and

     WHEREAS, Tenant is experienced in the management and operation of gaming casinos; and

     WHEREAS, Tenant desires to lease with an option to purchase from Landlord, and Landlord is willing to lease and grant to Tenant an option to purchase, the Premises and the Property to be used to operate the Casino under and pursuant to gaming, liquor and restaurant licenses to be applied for and obtained by Tenant (the "Licenses").

     NOW, THEREFORE, in consideration of the rents and agreements set forth herein and intended to be legally bound thereby, Landlord and Tenant agree as follows:

1. REFERENCE DATA. Any reference in this Lease to the following terms shall incorporate therein the data defining such terms as set forth in this Article

PREMISES:           106 and 108 Main Street, Central City,
                    Colorado

PROPERTY:           All tangible assets and property located on or
                    in the Premises owned by Landlord, including all furniture, fixtures and equipment listed on Exhibit "A."

LEASE TERM:         The term (the "Term") of this Lease shall be
                    twenty-four (24) months commencing as 12:00 a.m. on the first day following Tenant obtaining the Licenses (the "Commencement
                    Date") and terminating at 12:00 a.m. on the date next following 24 months thereafter (the
                    "Expiration Date"), subject to Tenant's right to terminate without liability if the Licenses are not obtained by August 1, 1999 upon thirty
                    (30) days' prior written notice.

PERMITTED USES:     Casino, including restaurant and beverage
                    service, which shall be operated in
                    accordance with the Licenses.

LEASE FEE:          Upon execution of this Agreement, Tenant
                    shall pay to Landlord a nonrefundable
                    $10,000 Lease Fee which is paid as
                    consideration for the execution of this
                    Lease and shall be retained by Landlord.

DEPOSIT: Upon issuance of the Licenses, Tenant shall pay to Landlord an additional $20,000 deposit, which shall be paid into escrow to be applied against the purchase price for the Premises and Property should Tenant exercise the Option to Purchase provided for in Section 20 hereof. If Tenant does not exercise the Option to Purchase, the $20,000 deposit shall be refunded in full to the Tenant upon termination of this Agreement, without interest thereon or deduction therefrom; provided, however, that said $20,000 shall be treated as a damage or security deposit, and such amount shall be controlled by the provisions of Section 6 of this Lease.

OPTION TO PURCHASE: At any time following the Commencement Date and prior to the Expiration Date, Tenant shall have the right and option to purchase the Premises and Property. At the request of Landlord, the Closing Date of the purchase may be deferred until as late as May 31, 2001. Should Landlord elect to defer the Closing Date, all Base Rent up to a maximum of four
                    (4) months' Base Rent paid by Tenant under this Lease after the option exercise date (the "Post-Option Base Rent") shall be applied towards and credited against the closing cash portion of the purchase price. The purchase price shall be $1,400,000 payable as follows:

                    At closing the sum of $130,000, less the total Post-Option Base Rent paid to Landlord, plus the $20,000 escrow deposit; with the balance of $1,250,000 payable together with interest at the rate of six percent (6%) per annum amortized in equal monthly installments of principal and interest over a period of nine
                    (9) years.

2.   LEASED PREMISES

     2.1  Premises and Property.

          2.1.1 The premises ("Leased Premises") to be leased by Landlord to Tenant is described as follows:

          The real property together with all improvements thereon legally described on Exhibit 2.2.1 hereto and commonly known as 106 and 108 Main Street, City of Central City, County of Gilpin, State of Colorado.

          2.1.2 The personal property and assets (the "Property") to be leased by Landlord to Tenant shall include all tangible and intangible property and assets located on or in the Premises on the date of this Lease owned by Landlord, including, without limitation, all furniture, fixtures, machinery and equipment set forth on Exhibit "A" hereto.

     2.2  Landlord's Improvements.

          2.2.1 There has been constructed and installed upon the Leased Premises certain improvements, fixtures, machinery, equipment, excluding slot machines and gaming equipment which will permit the Tenant to conduct upon the Leased Premises, gaming operations, food and beverage operations, as well as any and all other operations normally incident thereto ("Landlord's Improvements").

          2.2.2 Landlord represents that the Landlord's Improvements comply with all federal, state and local laws, including, but not limited to, applicable building codes, design review guidelines, historic requirements and Environmental Laws. Landlord further warrants and shall indemnify and defend Tenant from any and all mechanics' and materialmens' liens filed against the Leased Premises arising in any fashion from the construction of the Landlord's Improvements. Tenant shall have the same right to remove such liens and charge Landlord with the cost thereof pursuant to Section 11 of this Lease.

          2.2.3 Landlord shall warrant the Premises and the Property free from all material defects in workmanship and materials. It is expressly understood that the Property shall not include any tangible assets acquired or leased by Tenant from third parties who are not affiliated with, controlled by or under common control of Landlord. Landlord shall deliver possession of the Premises and Property, including the HVAC system, the mechanical systems and the elevator in good working order at or before the Commencement Date. Should any portion of the Premises or Property described herein, including the HVAC system, mechanical systems and elevator, require any repair in order to render them in good and working order on the Commencement Date, Tenant agrees to bear the first $5,000 of any such expenses, with any expenses in excess of such $5,000 to be Landlord's responsibility, which Tenant agrees to offset against payments of Base Rent hereunder. In the event this Agreement terminates prior to the Commencement Date due to the failure of Tenant to obtain the Licenses, then any amounts expended by Tenant in excess of such $5,000 shall be reimbursed by Landlord within 20 days following the termination of this Agreement. Should repair be necessary in order to render such systems in good working order and repair, Tenant agrees to cooperate with Landlord to enforce Landlord's right for indemnity from any third party independent contractors who may be responsible to Landlord for such repair. This provision shall not be construed to constitute a release of Landlord of its primary responsibility to deliver the Premises and Property free from all material defects in workmanship and materials.

3.   LEASED TERM

     3.1 Primary Term. The term of this Lease (the "Lease Term") shall be for twenty-four (24) months and shall commence (the "Commencement Date" or "Effective Date") when Tenant has received all Licenses and appropriate administrative approvals to commence operations upon the subject Premises, including, without limitations, local approvals from the City of Central City, and State of Colorado, liquor license approval, as well as approval with respect to either the Division of Gaming, or the State of Colorado Limited Gaming Control Commission, as required. Further, this Lease shall not be effective as against Tenant unless and until all of the proper administrative approvals required with respect to the same have been obtained including, without being limited to, approval by either the Division of Gaming or the Colorado Limited Gaming Control Commission, as well as the Division of Liquor Enforcement, State Department of Revenue, State of Colorado. Tenant may terminate this Lease without liability upon thirty (30) days' notice if the Licenses and other administrative approval are not obtained by August 1, 1999.

     3.2 Possession of Premises and Property. Landlord shall deliver possession of the Leased Premises and Property to Tenant on May 22, 1999. During the period commencing the date the Tenant takes possession of the Premises and Property and ending the Commencement Date, Tenant agrees to reimburse Landlord for any and all utility expenses incurred by Landlord for the Leased Premises resulting from Tenant's occupancy of same prior to the Commencement Date.

     3.3 Tenant Improvements Prior to Commencement Date. After Tenant takes possession of the Premises and Property but prior to the Commencement Date, Tenant shall be permitted to undertake improvements on the Leased Premises and the Property to prepare for commencement of operations, subject in all respects to the provisions of Sections 8 and 11 of this Lease. Prior to commencing any construction, alteration or improvement prior to the Commencement Date, Tenant shall obtain and deliver to Landlord a surety bond in an amount of at least $100,000 to protect Landlord from any lien claims which may be incurred during the initial period of possession. All alterations and improvements shall be undertaken in strict conformity with the provisions of Sections 8 and 11 of this Lease.

4.   LEASE RENTALS

     4.1  Base Rental - Monthly.

          4.1.1 Commencing on the Effective Date and continuing until expiration or termination of the Lease Term, Tenant shall pay to the Landlord monthly rentals equal to $6,000 per month.

          4.1.2 Such monthly Base Rental payments shall be due on the Commencement Date and monthly thereafter.

5.   TRIPLE NET LEASE

     5.1  Triple Net Lease.

          5.1.1 Following commencement of the Lease Term, Tenant shall pay all costs and expenses of operation and maintenance of the Leased Premises, including by way of illustration but not limited to: real and personal property taxes and assessments (including special assessments) and any tax in addition to or in lieu thereof, whether assessed against Landlord or Lessee; utilities; supplies; insurance; license, permit and inspection fees; costs of repairs, maintenance and improvements, and all other expenses of the Leased Premises, but excluding:

               5.1.1.1   Costs of repairs or rebuilding
necessitated by condemnation;

               5.1.1.2   Any interest on borrowed money or debt
amortization;

               5.1.1.3   Depreciation on the Building;

               5.1.1.4   Any settlement, payment, or judgment
incurred by Landlord or their agents due to their negligence, as established by a court of law;

               5.1.1.5 Cost of any damage to the Building caused directly by Landlord's negligence; and

               5.1.1.6 Any costs that have already been directly paid by Tenant.

          5.1.2 This Lease is a triple net lease, and subsequent to commencement of the Lease Term, the Landlord shall have no obligation of any kind to make any expenditures of any nature upon the Leased Premises, except as specifically provided herein. The Tenant shall throughout the Lease Term, or any extension thereof, at its sole cost and expense, put, keep and maintain the Leased Premises in good, substantial and sufficient condition, repair and order, both inside and outside. The Tenant shall not permit, commit or suffer waster, impairment, or deterioration of the Leased Premises or the improvements thereon or any part thereof.

     5.2 Payment of Taxes and Liens. Tenant shall pay and discharge all taxes, assessments, water rents, sewer rents, ground rents, governmental or municipal charges, fines (related to Tenant's actions or failure to act) and impositions, and all other charges now or hereafter levied or assessed against the Leased Premises, or any part thereof (the "Taxes"), and shall keep the Leased Premises, or any part thereof, free of all liens or claims of liens of mechanics, laborers and suppliers, and any lien of any taxing authority or governmental body; except that Tenant may, in good faith, contest the validity or amount of any such Taxes or liens or claims of lien provided that (i) nothing in this Lease contained shall imply any right on the part of Tenant to postpone or defer payment for any purpose, unless the proceeding initiated by Tenant to so contest such Taxes, liens or claims of lien shall operate to prevent or stay the collection of such Taxes, or such liens or claims of lien, and possible levy against or sale of the Leased Premises, or any part thereof, to satisfy the same; and (ii) Tenant shall have deposited with an escrow agent reasonably acceptable to Landlord and Tenant a sum equal to the amount which could be payable if Tenant is unsuccessful in such contest, or otherwise secure payment thereof to the reasonable satisfaction of Landlord. Upon the termination of such proceeding, Tenant shall pay such Taxes or liens or part thereof as finally determined in such proceeding from such escrow, the payment of which had been deferred during the prosecution of such proceeding, or incurred in connection therewith. Landlord shall cooperate with the Tenant and attend and participate in or consent to any proceedings in which Landlord's presence is required in order to contest the imposition of any tax. Any reduction in Real Estate Taxes created as a result of Tenant's protest shall first go to reimburse Tenant for the expenses of the protest and, thereafter, shall be applied against the next Taxes due. Any increase in the Taxes resulting from the proceeding shall be paid by Tenant.

     5.3 New Taxes. In addition to rent and other charges to be paid by Tenant hereunder, Tenant shall pay all ad valorem taxes (other than any income taxes) whether or not now customary or within the contemplation of the parties hereto; (a) upon, allocable to, or measured by the area of the Leased Premises or on the rent payable hereunder; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Leased Premises, or any portion thereof, or (c) upon or measured by the value of Tenant's personal property, equipment or fixtures located in the Leased Premises; or
(d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Leased Premises. Tenant agrees to pay, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon Tenant's equipment, furniture, fixtures and other personal property located in the Leased Premises. Tenant shall comply with the provisions of any law, ordinance or rule of the taxing authorities which require Tenant to file a report of Tenant's property located in the Leased Premises. Notwithstanding anything to the contrary herein, with respect to extraordinary or special assessments, they shall only be included in Real Estate Taxes to the extent that they are payable in respect of the term of this Lease, and such assessments shall be paid in installments over the longest payment period permitted by law for the particular assessment. In this connection, to the best of Landlord's knowledge, Landlord warrants and represents to Tenant that the Premises are not presently subject to any special assessments. Tenant shall not be charged, nor be obligated to pay, any income, profit, inheritance, estate, succession, gift, franchise, or transfer taxes which are or may be imposed upon Landlord, its successors or assigns, by whatsoever authority imposed or howsoever designated.

     5.4 Triple Net Payments. 1/12th of the estimated annual Triple Net Payments, including 1/12th of the annual real and personal property taxes and assessments, special assessments and taxes shall be paid to Landlord on a monthly basis in addition to the Base Rent payment. Tenant shall continue to make monthly payments until notified by Landlord of a change thereof. Within 90 days after the Landlord receives a statement of actual taxes owed, Landlord shall endeavor to give Tenant a statement showing the actual taxes for the Premises and Property for the prior year. In the event the total monthly payments which Tenant made for the prior year is less than the Tenant's actual responsibility, then Tenant shall pay the difference in a lump sum within 30 days after receipt of such statement from Landlord. Any overpayment by Tenant shall be credited toward the monthly Triple Net Payment next coming due.

     5.5 Parking Improvement, Impact Fees and Device Fees. Any parking improvement, impact, device or similar fees that may be imposed, assessed or levied by any governmental authority with respect to the Leased Premises or the Tenant's operations to be carried on thereon, shall be borne entirely by Tenant and paid as the same become due, again, such fees being paid over the longest payment period permitted by law. Tenant shall provide confirmation to Landlord of payment of any parking improvement, impact fees and/or device fees as the same become due and are paid.

6. SECURITY DEPOSIT. Tenant has deposited with Landlord the sum of $20,000. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease. If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to a payment of rent or adjustments, Landlord may use, apply or retain all or any portion of the security deposit for the payment of rent or other sum in default, with a payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If Tenant shall fully and faithfully perform every provision of this Lease to be performed, and Tenant does not exercise the Option to Purchase provided for herein, the security deposit shall be returned to the Tenant at the expiration of the Lease term. In the event Tenant elects to exercise its option to purchase herein, the security deposit shall be applied against the purchase price as more fully described in Section 21 hereof.

7.   USE OF LEASED PREMISES

     7.1 Use of Leased Premises. The Leased Premises and Property shall be used for the purpose of conducting gaming, restaurant, lounge and entertainment operations as well as any other lawful activity.

     7.2  Prohibited Uses.

          7.2.1 The Leased Premises shall not be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in or about the Leased Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Leased Premises.

          7.2.2 Tenant shall not use the Leased Premises or permit anything to be done in or about the Leased Premises which will in any way materially conflict with any law, statute, or ordinances or governmental rule or regulation or requirement of duly constituted public authorities now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense promptly comply in all material respects with all laws, statutes, ordinances and governmental rules, regulations or requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Leased Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of the fact as between Landlord and Tenant.

8.   MAINTENANCE AND REPAIRS:  ALTERATIONS AND ADDITIONS

     8.1  Maintenance and Repairs.

          8.1.1 Landlord's Obligations. Landlord shall keep and maintain in good order, condition and repair, the exterior and load-bearing walls, the foundation, roof, the structural elements of the Premises and shall maintain the exterior areas of the Premises.

          8.1.2     Tenant's Obligations.

               8.1.2.1 Tenant shall keep and maintain in good order, condition and repair, the HVAC, electrical, plumbing and mechanical systems, the elevator, windows and glass and any other portion of the Premises which are not specifically the obligation of the Landlord set forth above. During the period of tenancy, Tenant shall, at its expense, engage AMI Mechanical Systems to inspect and maintain the HVAC system on a monthly basis; provided, however, that Tenant may retain the services of an alternative contractor to perform such inspections and maintenance subject to Landlord's prior consent and approval, which approval shall not be unreasonably withheld. Tenant shall provide Landlord with copies of all inspection and service reports provided by AMI Mechanical Systems, or its successor.

               8.1.2.2 Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Leased Premises in a condition of repair at least equal to the condition upon Tenant's taking possession thereof, ordinary wear and tear excepted, and shall promptly remove or cause to be removed at Tenant's expense from the Leased Premises any signs, notices, and displays placed by Tenant.

               8.1.2.3 Tenant agrees to repair any material damage to the Leased Premises which is not normal wear and tear caused by or in connection with the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, furniture, movable partition or permanent improvements or additions, including without limitation thereto, repairing the floor and patching and painting the walls where reasonably required by Landlord to Landlord's reasonable satisfaction, all at Tenant's sole cost and expense. Tenant agrees to refrain from any activity and not to remove or otherwise alter the Leased Premises in any way to adversely affect or cause revocation or modification of any historical designations or violate any restrictions relating to historical structures. Should Tenant directly or indirectly breach the provisions contained herein, Tenant shall be liable to Landlord for all such damage actually incurred.

               8.1.2.4   Tenant shall do all acts required to
comply in all material respects with all applicable laws, ordinances, regulations and rules of any public authority relating to its maintenance and repair obligations as set forth herein.

     8.2 Alterations and Additional Improvements. The following provisions shall govern all alterations of and additional improvements to the Leased Premises:

          8.2.1 Subject to the provisions of Section 8.3 Tenant is hereby granted the right to make any and all such alterations, additions or improvements to the Leased Premises, so long as such alterations, additions or improvements do not constitute a structural alteration of the Leased Premises. Any alterations having a cost in excess of $25,000 shall require the consent of Landlord, which consent shall not be unreasonably withheld.

          8.2.2     All permanent alterations, additions or
improvements shall, at the expiration or earlier termination of the Lease, become the property of Landlord and remain upon and surrendered with the Leased Premises.

          8.2.3 All of those items comprising Tenant Finish, together with all personal property, business and trade fixtures, machinery and equipment, cabinetwork, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Leased Premises, including, without limitation, gaming machines, table games and related equipment, counters, screens, cages, freestanding partitions and cabinets, and signage shall be and remain the property of Tenant and may be removed by Tenant upon expiration of the Lease Term or upon termination under Section
3.1.1 or any other provision hereof.

          8.2.4 All alterations or improvements commenced by Tenant shall be timely completed and promptly paid for by Tenant within a reasonable time. All such alterations or improvements shall be erected: (i) in a good and workmanlike manner strictly in material compliance with all applicable laws; (ii) entirely on the Leased Premises; (iii) without encroaching upon any easement, right of way, or land of others, unless consented to by such owner; (iv) so as not to violate any applicable use, height, setback or other applicable restriction; (v) without permitting any mechanic's lien to attach to the Leased Premises, subject to the provisions allowing a contest of the validity of any such lien. Any such new improvements to the Leased Premises shall automatically be a part of the Leased Premises and shall be subject to the additional covenants contained in Section 8.3.

     8.3 Construction on Leased Premises. Prior to the commencement of any construction or renovation on the Leased
Premises which is reasonably anticipated to cost in excess of Twenty-Five Thousand Dollars ($25,000.00), Tenant shall provide written notice to Landlord who shall concurrently be provided with:

          8.3.1 A complete set of the plans and specifications setting forth the proposed improvements.

          8.3.2 A proposed construction time schedule setting forth the anticipated time of completion.

          8.3.3 A proposed construction budget outlining the anticipated costs for such improvements.

          8.3.4 Reasonable assurance that the anticipated costs will be paid when due. Such reasonable assurance may be any of the following: proof that such funds are available to Tenant in an account established or reserved for such construction, proof that a lender has committed to advance such construction funds, proof that Tenant possesses a completion bond for the improvements, or other proof reasonably acceptable to Landlord.

          Upon receipt of such items, Landlord shall have the right to object only if such items do not comply with this Section 8.3 or if Landlord reasonably believes that the construction budget is not adequate to complete the proposed improvements. Landlord shall have no approval rights with respect to the nature of the improvements. Any objection from Landlord must be in writing and must specifically outline the objections and the manner in which such objections may be cured. If Landlord objects to the budgeted amount, such objection may be cured by providing Landlord with a copy of a final accepted bid in the appropriate amount. If Landlord has not objected within five (5) business days after receipt of the above items, Landlord shall be deemed to have no objection. It is specifically understood that the provisions of this Section 8.3 only to improvements costing in excess of Twenty-Five Thousand Dollars ($25,000.00) and that Landlord shall have no right to obtain the above items with respect to other improvements.

     8.4 Builders' Risk Insurance. During the period of installation of Tenant Finish and of any subsequent renovation of the Leased Premises, the Tenant shall keep or cause to be kept, in full force and effect and continuously maintain, insurance policies in builders' risk form or fire and extended coverage, or some combination of the two, which will provide coverage in an amount not less than the replacement cost of the Leased Premises, with a clause naming Landlord as an insured. All insurance policies shall contain, if available, a provision that cancellation of said policies may not occur without ten (10) days prior written notice to the Landlord.

9.   GAMING AND OTHER PROVISIONS

     9.1 Licensing. Landlord acknowledges and agrees that Tenant intends to utilize the Leased Premises for the operation of a limited gaming under Colorado Revised Statutes 12-47.1-101, et seq. Tenant shall be responsible for obtaining all licenses for such operation. However, in accordance with the limited gaming statutes and regulations, Landlord may be required to obtain certain licenses, and will, in any event, be required to submit certain information and applications in connection with Tenant's application and operation. Landlord agrees to submit all applications and provide all requested information, financial or otherwise, and to use its best efforts to assist Tenant in obtaining any such necessary licenses for the operation of limited gaming and for liquor licenses (such approvals being referred to herein as the "Approvals"), and shall otherwise fully cooperate with Tenant and any governmental authorities (the "Authorities") in connection with any approval or permit applications of Landlord or Tenant, which shall include, without limitation, provision of such information, books and records as may be requested by such Authorities and compliance with all orders and requirements of such Authorities.

     9.2 Failure to Obtain Approvals. This Lease may be terminated by Tenant without liability upon thirty (30) days' written notice in the event Tenant fails to obtain the Licenses and other administrative approvals by August 1, 1999.

10. ENTRY BY LANDLORD. Landlord reserves and shall, during normal business hours, have the right to enter the Leased Premises to inspect the same, except for any gaming security areas, upon reasonable notice to Tenant.

11. LIENS. Tenant shall keep the Leased Premises free from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within forty-five (45) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond or other means, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. Notwithstanding the above, Tenant may, in good faith, contest any such liens or claims of lien provided that Tenant shall have deposited with an escrow agent reasonably acceptable to Landlord, an amount sufficient to satisfy such lien in the event Tenant is unsuccessful in such contest, or otherwise secure payment thereof to the reasonable satisfaction of Landlord. In the event of such contest, Landlord shall not pay the lien unless Landlord is required to pay the same in order to avoid immediate forfeiture of the Leased Premises. Landlord shall have the right at all times to post and keep posted on the Leased Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Leased Premises, and any other party having an interest therein, from mechanics' and materialmens' liens, and Tenant shall give to Landlord at least ten (10) business days prior written notice of the expected date of commencement of any work relating to structural alterations to the Leased Premises or any work of the nature described in Section 7.3.

12.  INDEMNIFICATION

     12.1 Licensing.

          12.1.1 Except with respect to Pollutants existing as of the date of the execution of this Lease and defects in the Landlord's Improvements, Tenant shall indemnify and hold Landlord harmless from and defend Landlord against any and all claims of liability for any injury or damage to any person whatsoever occurring in, or about the Leased Premises or any part thereof during the term of the Lease, unless caused by the negligence or willful misconduct of Landlord. Tenant shall further indemnify and hold Landlord harmless from and against any and all liabilities and claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. Except as to Pollutants existing as of the date of this Lease or defects in the Landlord's Improvements, Tenant, as a material part of the consideration to Landlord, hereby assumes all other risk of damage to property or injury to persons in, upon or about the Leased Premises from any cause and Tenant hereby waives all claims in respect thereof against Landlord.

          12.1.2 Landlord shall indemnify and hold Tenant harmless from and defend Tenant against any and all claims of liability for any injury or damage to any person whatsoever occurring in, or about the Leased Premises or any part thereof prior to the commencement of the Lease Term, or the earlier date on which possession of the Premises is received by Tenant, unless caused by the gross negligence or willful misconduct of Tenant. Landlord shall further indemnify and hold Tenant harmless from and against any and all liabilities and claims arising from any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease, or arising from any act or negligence of Landlord, or any of Landlord's agents, contractors, employees and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon.

     12.2 Pollutants.

          12.2.1 Tenant covenants and agrees with Landlord that during this Lease, all Pollutants, which may be used by any person for any purpose upon the Leased Premises shall be used or stored thereon only in a safe, approved manner, in material accordance with all industrial standards and all laws, regulations and requirements for such storage promulgated by any governmental authority, that the Leased Premises will not be used for the principal purpose of storing any such substances, and that no such storage or use will otherwise be allowed on the Leased Premises which will cause or which will increase the likelihood of causing the release of such substances on the Leased Premises.

          12.2.2 Tenant will promptly notify Landlord as soon as Tenant knows or suspects that a Pollutant has been released on the Leased Premises.

          12.2.3 Tenant shall indemnify and hold Landlord harmless of and from all loss, costs (including reasonable attorney's fees), liability and damage whatsoever that Landlord may be subjected to by reason of any material violation by Tenant or any of the Environmental Laws which occurs upon the Leased Premises, or by reason of the imposition of any governmental lien, action, position, demand or proceeding, (whether civil, criminal or administrative) for the recovery of environmental clean-up costs expended by reason of such violation.

          12.2.4 The above indemnity by Tenant relating to Pollutants shall not relate to any Pollutant which existed on the Leased Premises prior to the commencement of the Lease Term, or the earlier date on which possession of the Premises is received by Tenant, unless such Pollutant was introduced to the Leased Premises by Tenant.

          12.2.5 Except for any violations caused by Tenant, Landlord covenants and agrees that at the time of commencement of the Lease Term and continuing during the Lease Term, Landlord shall maintain those portions of the Leased Premises described in Section
8.1.1 in accordance with all federal, state and local Environmental Laws, and not to cause, suffer or permit any damage or impairment to the health, safety or comfort of any person or to the environment on the Leased Premises, including, but not limited to, damage or threatened damage to the soil surface or groundwater resources or any condition constituting a nuisance or causing a violation of or resulting in liability under any state, federal or local law, regulation or ordinance. The foregoing obligations of Landlord shall hereinafter collectively be referred to as the "Environmental Obligations." Landlord agrees, promptly to remedy and correct any such violation of any Environmental Obligation pursuant to any final order of the appropriate administrative agency or, non-appealable decree of a court of proper jurisdiction. Landlord covenants and agrees to protect, indemnify and hold Tenant harmless from and against any and all liability, obligations, claims, inducing administrative claim or claims for injunctive relief, loss, cost, damage, expense or liability, including, without limitation, any liability arising under the Environmental Laws, plus reasonable attorneys' fees, incurred by or asserted against Tenant resulting from any failure to comply with the provisions of this Section 12.2. Notwithstanding the above Section 12.2.5, the cost of any cleanup obligation resulting from activities or events occurring during the Lease Term shall be shared fifty percent (50%) by Tenant, unless such cost exceeds One Hundred Thousand Dollars ($100,000.00), in which event, Tenant may elect to terminate this Lease and not pay any cleanup costs which are not due to Tenant's acts.

          12.2.6 Landlord represents and warrants that, to the best of its knowledge, there are no hazardous substances present on the Premises. Furthermore, should Tenant be required to close its business operations during the removal or neutralization of hazardous substances by Landlord, all rent and related charges shall be abated until such time as Tenant can safely resume normal business operations.

     12.3 Exemption of Landlord From Liability. Landlord shall not be liable for injury or damage which may hereafter be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees or customers, or any other person in or about the Leased Premises caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Leased Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, unless caused by the negligence of Landlord.

13.  INSURANCE

     13.1 Coverage. In addition to any other insurance coverages required by the provisions of this Lease, Tenant shall at all times during the Lease Term, and at its own cost and expense procure and continue in force the following insurance coverage:

          13.1.1 Bodily Injury and Liability Insurance with a combined single limit for Bodily Injury and liability, of no less than Two Million Dollars ($2,000,000.00).

          13.1.2 Liquor Liability Insurance in the amount of One Hundred Fifty Thousand Dollars ($150,000.00).

          13.1.3 Fire and Extended Coverage Insurance including vandalism and malicious mischief coverage, in an amount equal to the full replacement value of all building improvements, fixtures and other improvements to or upon the Leased Premises.

          13.1.4 In event of loss, Tenant will give immediate notice by mail to Landlord, who may make proof of loss if not made promptly by Tenant. Each insurance company concerned shall and is hereby authorized and directed to make payment for such loss directly to all insureds and additional insureds.

     13.2 Contractor's Insurance. Landlord and Tenant shall require any contractor whom they hire to perform the work on the Leased Premises to carry and maintain a nondeductible:

          13.2.1 Comprehensive general Liability Insurance, including, but not limited to, contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, of not less than Two Million Dollars ($2,000,000.00) with respect to personal injury or death, and Two Million Dollars ($2,000,000.00) with respect to property damage; and

          13.2.2 Workmen's compensation or similar insurance in form and amounts required by law.

     13.3 Insurance Policies.   The aforementioned minimum limits
of policies shall in no event limit the liability of Tenant hereunder. Said insurance shall be with companies having a rating of not less than B in "Best's Insurance Guide" and licensed to sell insurance in the State of Colorado. Tenant shall furnish from the insurance companies or cause the insurance companies to furnish certificates of coverage; and all such policies shall name the Landlord as a co-insured. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after ten (10) days' prior written notice to Landlord and Landlord's Lender by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals thereof or binders for renewed coverage. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge Tenant the premiums. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant as required by this Lease.

     13.4 Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other, on account of any loss or damage arising from any cause covered by any insurance required to be carried by each of them pursuant to
Section 12.1 or any other insurance actually carried by each of them, regardless of cause or origin, including the negligence of Landlord or Tenant or their respective agents, officers, and employees. Landlord and Tenant shall cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies carried by each of them and such endorsements shall be immediately delivered to the other.

14.  DAMAGES OR DESTRUCTION

     14.1 Landlord's Obligation to Rebuild.

          14.1.1 If all or any part of the Leased Premises is damaged or destroyed by fire, the elements or other casualty, then Landlord shall, promptly and diligently, to the extent of insurance proceeds, repair the damage and restore the Leased Premises. If the insurance proceeds are insufficient to repair and restore the Leased Premises, Landlord shall remain obligated to perform the work, but Landlord and Tenant shall split equally any cost in excess of the insurance proceeds.

          14.1.2 Landlord shall not have any liability or obligation for replacement, repair or restoration of any of Tenant's trade fixtures or personal property located in or at the Leased Premises. Tenant shall re-fixture and restore the Leased Premises upon Landlord's completion of work.

     14.2 Rent Adjustment. If Tenant is deprived of the use of all or any portion of the Leased Premises by reason of such damage or destruction or the repair thereof, then the Rent and other charges payable hereunder shall be abated (during such period Tenant is not open for business) or proportionately reduced (during such period as Tenant is open for business but is deprived of the use of any portion of the Lease Premises) according to the extent of the interference with Tenant's use thereof. It is understood and agreed that Tenant shall have twenty (20) days after the date Landlord notifies Tenant in writing that all repairs and restoration are completed within which to reopen the Leased Premises and that Tenant shall have no obligation to pay any Base Rent or any Percentage Rent or other charges during such twenty
(20) day period.

     14.3 Termination.  Notwithstanding anything contained in this
Section 14 to the contrary, if Landlord fails to diligently pursue in good faith such repair and restoration, then Tenant shall give Landlord notice of its belief that Landlord is not diligently pursuing the repair and restoration and Landlord shall have thirty
(30) days to begin or resume the repair and restoration. Tenant shall not be required to give more than one such notice for any specific repair or restoration required to be performed by Landlord. If Landlord fails to so begin or resume the repair and restoration within the time period, Tenant may perform the repairs or restorations and offset the expense of the work against the next Rent due.


15.  CONDEMNATION

     15.1 Taking. In the event of condemnation by eminent domain or similar law, including a sale in lieu thereof to an authority or other entity having the power of eminent domain (a "Taking"), which results in a taking of (i) more than twenty-five percent (25%) of the Leased Premises, or (ii) materially adversely affects ingress or egress to the Leased Premises, then Tenant may terminate this Lease by giving notice to Landlord not more than forty-five (45) days after the later of the date on which title vests in the condemning authority or the date Tenant receives notice of said vesting.

     15.2 Restoration and Rent Adjustment. In the event of a Taking of a portion of the Leased Premises, if this Lease is not terminated by Tenant pursuant to Section 15.1, Landlord at its sole cost and expense, shall promptly restore the Leased Premises as nearly as practicable to a complete unit of like quality and character as existed prior to the partial Taking. If a portion of the Leased Premises is Taken, then from and after the date on which title vests in the condemning authority, the Base Rental payable hereunder shall be equitably reduced in proportion to the area of the Leased Premises Taken.

     15.3 Vacation.  If this Lease is terminated pursuant to this
Section 15, then any rent and other charges paid in advance shall be refunded to Tenant and Tenant shall have an additional thirty
(30) days, rent free within which to remove its property from the Leased Premises. In the event of any condemnation or Taking or sale as outlined in this Section 15, the entire amount of the award or compensation paid for such condemnation or taking shall belong to and be the property of Landlord except for any portion thereof payable to Tenant. Notwithstanding the above, Tenant shall have the right to pursue such claims as may be separately awarded or recoverable by Tenant on account of any and all damage to Tenant's business by reason of condemnation and for or on account of any cost or loss to which Tenant might be put in moving Tenant's merchandise, trade fixtures, furnishings and other personal property, or for any other damages compensable separately to Tenant that does not reduce Landlord's award.

16.  ASSIGNMENT OR SUBLETTING

     16.1 Assignment of Lease. Tenant shall have the right to assign, sublease or transfer its interest in this Lease, without the consent of the Landlord to a Close Affiliate of the Tenant.
The Tenant shall also have the right to assign its rights under this Lease to any successor to or assignee of the Tenant resulting from any merger, consolidation or reorganization of the Tenant, to an assignee that acquires all or substantially all of the business and assets or stock of the Tenant or to assign or sublease to any other person, provided that in each case the successor, assignee or sublessee, in the reasonable judgment of the Landlord, (i) is financially capable of performing the Tenant's obligations under this Lease, (ii) is of good character and business reputation, and
(iii) has received a gaming license from the State of Colorado for the Leased Premises. At least twenty (20) days prior to an assignment or sublease by Tenant of its interest in this Lease pursuant to and as permitted by this section, Tenant shall consult with the Landlord about such assignment or sublease and provide Landlord with all reasonably requested information about the Tenant's proposed successor or assignee. In any event, such assignments or subleases shall be subject to proper approvals by the Division of Gaming and the State Liquor Enforcement Division.

     16.2 Assumption and Release. Any permitted assignee or successor of the Tenant shall assume all of the obligations of the immediate predecessor assignor under this Lease and notice thereof in the form of a duplicate original of such assignment shall be delivered to the Landlord. Upon a valid assignment and the assignee's or successor's assumption of the Tenant's obligations, the assigning party shall not be relieved of its obligations arising after the effective date of such assignment pursuant to
this Lease.   Any purported assignment, subletting or delegation in
violation of Section 16.1 or this Section 15.2 shall be void and shall be ineffective to vest any rights or obligations in the purported assignee or successor.

17. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying rent and other monetary sums due under the Lease, performing its covenants and conditions under the Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the Lease Term, subject, however, to the terms of this Lease. If Landlord does not comply with the terms of this
Section 17, all rental and other payment obligations then due and thereafter arising shall abate and not become due until such time as Landlord shall have cured its default. In addition, all time periods regarding increased payment of rent, the term of this Lease, and exercise of any options granted hereunder shall be likewise extended for the same amount of time.

18.  EVENTS OF DEFAULTS:  REMEDIES

     18.1 Events of Default.

          18.1.1 The occurrence of any of the following shall constitute a material default and breach of the Lease by Tenant, but only after Landlord has given written notice of such default to Tenant, and Tenant has failed to cure such default within fifteen
(15) days (or such longer period provided for hereafter) after receipt of such notice, such failure to cure shall then be an "Event of Default." The Events of Default are as follows:

          18.1.2 Any failure by Tenant to pay the rent or any other monetary sums required to be paid hereunder when due, including, without limitation, payments required in Section 5.5 hereof.

          18.1.3 The abandonment of the Leased Premised by Tenant, or the cessation by Tenant of the operation of the Casino for 30 or more consecutive days unless such cessation is due to causes beyond the reasonable control of Tenant.

          18.1.4 A failure by Tenant to observe and perform any other non-monetary provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant, provided, however, that if the nature of the default is such that the same cannot reasonably be cured within said thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion.

          18.1.5 The making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, an order for debtor relief, or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Leased Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or the attachment, and execution or other judicial seizure of substantially all of Tenant's assets located at the Leased Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days, excluding the actions of any Leasehold Mortgagee of Tenant's. It is understood and agreed that due to the nature of the Leased Premises and the personal nature of Tenant's business, that this provision is a material and critical part of the consideration of this Lease.

     18.2 Landlord's Remedies Upon an Event of Default.

          18.2.1 At any time after occurrence of an Event of Default, without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have by reason of such default or breach, Landlord at its sole subjective discretion shall have the following options:

          18.2.2 The Landlord shall have the right to declare this Lease terminated. Said action shall not waive the Landlord's claims against the Tenant, if any. Further, the Landlord may pursue what legal action is necessary in order to regain the Leased Premises, and the Tenant hereby agrees to vacate the same within fifteen (15) days of notice from the Landlord.

          18.2.3 Maintain this Lease in full force and effect and recover the rent and other monetary charges without terminating Tenant's obligations irrespective of whether Tenant shall have abandoned the Leased premises. In the event Landlord elects not to terminate the Lease, Landlord shall have the duty to attempt to relet the Leased Premises at such rent and upon such conditions and for the same or different term, conditions, amounts, etc., and to do all acts necessary to maintain or preserve the Leased Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate the Lease, including removal of all persons and property from the Leased Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, or have the property set out as directed by Sheriff or Court. In the event any such re-letting occurs, Tenant's right to possession pursuant to this Lease shall terminate within fifteen (15) days of notice of the new Tenant's execution of a new lease or a written right to occupancy, if there is none, then upon the new Tenant's taking possession of the Leased Premises. Notwithstanding that Landlord fails to elect to terminate Tenant's possession initially Landlord at any time during the Lease Term may elect to terminate this Lease by virtue of such previous default by Tenant which remains uncured.

          18.2.4 Terminate Tenant's right to possession by any lawful means, in which case Tenant's right to possession pursuant to this Lease shall terminate and Tenant shall surrender possession of the premises to Landlord within fifteen (15) days of written notice. Landlord shall be entitled to recover from Tenant only those damages incurred by Landlord by reason of Tenant's default, including only the following: any amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom including but not limited to the cost of preparing the Leased Premises for reletting, brokerage fees and reasonable attorney fees incurred in such breach and reletting.

     18.3 Late Charges.

          18.3.1 If any installment of rent or any other sums due collectively from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such rent or other sum be due, Tenant shall pay to Landlord a late charge of eight percent (8%) with respect to such overdue amount.

          18.3.2 The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

     18.4 Event of Default by Landlord. Landlord shall not have caused an Event of Default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after receipt of written notice by Tenant to Landlord and to Landlord's Lender, if any, whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance (not including the payment of money), then Landlord shall not Default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

     18.5 Tenant's Remedies. If Landlord fails to commence or continue with diligence to cure any default, Tenant shall have all rights and remedies available at law or in equity, including, but not limited to, the right (but not the obligation) to cure such default and receive upon demand from Landlord reimbursement of the amount expended by Tenant in curing such default. If Landlord fails to reimburse Tenant for such amount, Tenant may institute proceedings in any court having jurisdiction over such controversy for collection of such amount, together with reasonable attorneys' fees and court costs incurred by Tenant as a result of such default, or deduct the amount expended by Tenant in curing such default, together with attorneys' fees incurred as a result of Landlord's default from rent and other charges payable under this Lease until all such sums are fully recovered by Tenant.

19.  MISCELLANEOUS

     19.1 Estoppel Certificate.

          19.1.1 Both parties shall at any time upon not less than ten (10) days' prior written notice from the other party execute, acknowledge and deliver a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Leased Premises.

          19.1.2 A failure to deliver such statement within such time shall be conclusive upon the party required to deliver such statement (i) that this Lease is in full force and effect, without modification except as may be represented, and (ii) that there are no uncured defaults in the other party's performance.

     19.2 Transfer of Landlord's Interest. Landlord may not transfer, or grant any option to acquire, all or any portion of its interest in this Lease or its interest in the Premises or Property at any time during the term of this Agreement.

     19.3 Regulatory Issues Affecting Leased Premises. At the request of Tenant, and upon the consent of Landlord, which consent shall not be unreasonably withheld, Landlord agrees to cooperate with Tenant to grant rights and make agreements with all governmental entities and adjoining property owners as may be reasonably necessary for Tenant's maximum use of the Leased Premises.

     19.4 Captions; Attachments; Defined Terms.

          19.4.1 The captions of the paragraphs of this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any section of this Lease.

          19.4.2 Exhibits attached hereto, and addendums and schedules to this Lease, are deemed by attachment to constitute part of this Lease and are incorporated herein.

     19.5 Severability. If any term or provision of this Lease shall, to any extent be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be effected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

     19.6 Costs of Suit.

          19.6.1 Should either party bring any action for any relief against the other party, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of rent or other monies or possession of the Leased Premises, the prevailing party shall be awarded their reasonable attorneys' fees which shall be deemed to have accrued on the commencement of the cause of action and shall be paid whether or not such action is prosecuted to judgment.

          19.6.2 Should Landlord, without fault on Landlord's part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, the Leased Premises, or by or against any person holding under or using the Leased Premises by license of Tenant, except for violation of any Environmental Laws not caused by the fault of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any action or transaction of Tenant or of any such other person (excluding any such lien or action caused by Landlord), Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Leased Premises or any part thereof, and all costs and expenses including reasonable attorneys' fees incurred by Landlord in or in connection with such matter unless due to Landlord's actions or failure to act. The appropriate tribunal or court shall decide whether the Landlord was without fault prior to the enforcement of this Paragraph 16.6.2.

     19.7 Time; Joint and Several Liability. Time is of the essence of this Lease and each and every provision hereof, except as to the conditions relating to the delivery of possession of the Leased Premises to Tenant. All the terms, covenants and conditions contained in this Lease to be performed by Tenant, if such party shall consist of more than one person or organization, shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and nonexclusive of any other remedies of the parties at law or in equity.

     19.8 Binding Effect; Choice of Law. The parties hereto agree that all provisions hereof are to be construed as both covenants and conditions as though the words importing such covenants and conditions were used in each separate paragraph hereof. Subject to any provisions hereof restricting assignment or subletting by Tenant, all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representative, successors and assigns. This Lease shall be governed by the laws of the State of Colorado.

     19.9 Waiver. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver or the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenants, term or condition unless otherwise expressly agreed to by Landlord in writing.

     19.10 Surrender of Leased Premises. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate all or any existing sublease or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

     19.11 Holding Over. If Tenant remains in possession of all or any part of the Leased Premises after the expiration of the term hereof, including extensions, with or without the express or implied consent of Landlord, such tenancy shall be from month to month only, and not a renewal hereof or an extension for any further term, and in such case, Base Rent and other monetary sums due hereunder shall be payable in the amount and at the time specified in this Lease, and such month to month tenancy shall be subject to every other term, covenant and agreement contained herein.

     19.12 Covenants Running with the Land. All of the covenants, conditions and restrictions set forth in this Lease are intended to be and shall be construed as covenants running with the land, binding upon and inuring to the benefit of the parties hereto, their successors and assigns.

     19.13 Force Majeure. If either party to this Lease shall be delayed or hindered in or prevented from the performance of any non-monetary obligation or act required under this Lease by reason of materially adverse weather conditions, strikes, lockouts, labor troubles, failure of power, riots, insurrection, war, fire, casualty, or other acts of God or other reasons of a like nature beyond the reasonable control of the party delayed in performing works or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay, and the period of the performance of any such act shall be extended for a period equivalent to the period of such delay, except as otherwise specifically provided herein to the contrary. The provisions of this Section 19.13 shall not be applicable to delays resulting from the inability of a party to obtain financing or to proceed with its obligations under this Lease because of a lack of funds.

     19.14 Liquor Licenses. If Tenant applies for a liquor license, Landlord agrees not to object to said application and agrees to cooperate with the licensing procedures.

     19.15 Memorandum of Lease. Landlord and Tenant shall execute, acknowledge and record at Tenant's sole cost and expense, a Memorandum of Lease in a form attached hereto as "Exhibit C" specifying therein the commencement date and termination date of the term of the Lease, as well as any restraints or alienation contained herein, if permitted by the Master Leases.

     19.16 No Broker. Landlord and Tenant agree to hold each other harmless against any and all claims by any other person for brokerage commissions arising out of any conversation, negotiations or other dealings held by the other party with any broker regarding this Lease.

     19.17 Notices. Every notice, demand, request, designation, consent, approval or other document or instrument required or permitted to be served hereunder shall be in writing, and shall be hand-delivered or sent by registered or certified United States mail postage prepaid, return receipt requested, addressed to the parties hereto as their addresses set forth below. Either party may change the place for serving of such papers upon it, or provide for the delivery of not more than two (2) additional copies, by giving the other party at least ten (10) days' prior notice to such effect. Copies of any notices to Tenant shall be delivered or sent to:

                    Global Central Corporation
                    ATTN:  Stephen G. Calandrella
                    5373 North Union Boulevard, Suite 100
                    Colorado Springs, Colorado  80918

All notices shall be deemed to have been duly served on the day of receipt, except that if the first attempt at mailing is refused or returned as non-deliverable, the note shall be deemed received three (3) days after the second mailing attempt.

     19.18 Representations. Each party acknowledges and agrees that it has not relied upon any statements, representation, agreements or warranties except such as are expressed in this Lease.

20. DEFINITIONS. As used herein, the following terms shall have the following meanings:

     20.1 "Environmental Laws" means all federal, state and local environmental, health and safety statutes, ordinances, rules and regulations, as may from time to time be in effect, including but not limited to federal laws such as the Comprehensive Environmental Response, Compensation and Liability Act ("Superfund" or "CERCLA"), 42 U.S.C. Section 9602 et seq. ; the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. Section 9601(20)(D); the Resource Conservation and Recovery Act (the "Solid Waste Disposal Act" or "RCRA"), 42 U.SC. Section 6901 et seq.; the Federal Water Pollution Control Act, as amended by the Clean Water Act Amendments of 1977 ("CWA"), 33 U.S.C. Section 1251 et seq.; the Clean Air Act of 1966, as amended ("CAA"), 42 U.S.C. Section 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. Section 136 et seq.; the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. Section 651 et seq.; the Safe Drinking Water Act ("SDWA"), 42 U.S.C. Section 300f et seq.; the Toxic Substances Control Act ("ECA"), 15 U.S.C. Section 2601 et seq.; and any and all State of Colorado environmental, health and safety statutes, ordinances, rules and regulations as may from time to time be in effect.

     20.2 "Pollutants" means any "hazardous substance" as that term is defined in CERCLA; any "hazardous waste" as that term is defined in RCRA, and any "hazardous material" as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq., as amended (including as those terms are further defined, construed, or otherwise used in rules, regulations or standards issued pursuant to the Environmental Laws); and including any petroleum product or by-product, flammable or explosive material, radioactive material, asbestos, PCBS, dioxins, heavy metals, and radon gas.

     20.3 "Close Affiliate" means, when used with respect to any entity:

          20.3.1    Any entity who directly or indirectly
beneficially owns or controls more than fifty percent (50%) (by voting power as to all matters) of all classes of the outstanding voting equity interests of the entity in question.

          20.3.2 Any entity, more than fifty percent (50%) (by voting power as to all matters) of all classes of the outstanding voting equity interests of which are directly or indirectly beneficially owned or controlled by the entity in question; or

          20.3.3 Any entity who, along with the entity in question, is beneficially owned or controlled, directly or indirectly, by individual tenants or a common parent entity, which parent entity directly or indirectly beneficially owns or controls more than fifty percent (50%) (by voting power as to all matters) of all classes of the outstanding voting equity interest of such individuals or each such entity.

21.  OPTION TO PURCHASE

               21.1 Option.

          21.1.1 At any time following the Commencement Date and prior to the termination of this Agreement, the Tenant shall have the exclusive right and option, at its sole election, to purchase from the Landlord, and Landlord agrees to sell to Tenant upon exercise of such option, the Premises and the Property in accordance with the terms hereof. In the event Tenant elects to exercise such option, Tenant shall serve written notice upon Landlord that it intends to purchase the Premises and the Property in accordance with the following terms and conditions:

               21.1.1.1  The purchase price for the Premises and
the Property shall be the aggregate sum of $1,400,000 (the
"Purchase Price").

               21.1.1.2 The Purchase Price shall be payable by Tenant delivering to Landlord the sum of $130,000 in cash at the time of closing, less all Post-Option Base Rent up to a maximum of four (4) months' Base Rent paid by Tenant to Landlord. In addition, the $20,000 deposit held in escrow in accordance with the provisions of this Agreement shall also be credited towards and applied against the Purchase Price at the closing.

               21.1.1.3 The balance of the Purchase Price shall be evidence by Tenant's promissory note in the principal amount of $1,250,000 (the "Note") which, together with interest at the rate of six percent (6%) per annum, shall be payable in equal monthly installments of principal and interest amortized over a term of nine (9) years. Tenant's obligation to repay sums due and owing under the Note shall be secured by a Deed of Trust covering the Premises and a Security Agreement and Financing Statement covering the Property.

     21.2 Purchase Contract   Upon receipt of Tenant's notice
pursuant to the provisions of section 20.1.1 above, Landlord and Tenant shall execute a Real Estate Purchase and Sale Contract (the "Purchase Contract") substantially in the form of Exhibit 21.2 hereto. Such Purchase Contract shall be executed and delivered within twenty (20) days following the delivery of such notice to Landlord. The parties agree to schedule a closing within the closing period established in the Purchase Contract. Landlord shall have the right to defer closing until a date not later than May 31, 2001; provided, however, that all Post-Option Base Rent paid by Tenant to Landlord shall be applied towards and credited against the closing cash portion of the purchase price. No transfer shall take place unless and until the approval of the Colorado Division of Gaming or the Colorado Limited Gaming Control Commission has first been obtained.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this
Lease the date and year first above written:

LANDLORD:                     TENANT:

U.S. Bank, N.A.,                        Global Central Corporation,
a _________ corporation                 a Colorado corporation


By:                                     By:

Name/Title:                             Name/Title:

Date:                                   Date:



STATE OF COLORADO   )
                    ) ss.
COUNTY OF __________)

     The foregoing instrument was acknowledged before me this ____day of
May, 1999, by            , a             (title) of U.S. Bank, N.A.,
a _____________  corporation, as Landlord.

     WITNESS my hand and official seal.

     My commission expires:


                                   Notary Public

STATE OF COLORADO  )
                    ) ss.
COUNTY OF EL PASO   )

     The foregoing instrument was acknowledged before me this ____day of May, 1999, by Stephen G. Calandrella, President of Global Central
Corporation, a Colorado corporation, as Tenant.

     WITNESS my hand and official seal.

     My commission expires:


                                   Notary Public




                           EXHIBIT "21.2"


              REAL ESTATE PURCHASE AND SALE CONTRACT


     THIS CONTRACT is made this     day of             , 2000 by
and between Global Central Corporation, a Colorado corporation,
and/or assigns ("Buyer") and               ("Seller").

     1. The Property. Subject to the terms and conditions hereinafter set forth, Buyer agrees to purchase and Seller agrees to sell and convey the real property, building and personal property (collectively the "Property") located in the County of Gilpin, State of Colorado, having the street address of 106 and 108 Main Street, Central City, Colorado 80427, and more particularly described as follows:

           Block      , Lots      and Block     , Lots       ,

          Together with (i) all easements, rights-of-way, and vacated roads, streets and alleys, adjacent or appurtenant to the Property; (ii) all buildings, fixtures and improvements on the Property (the "Improvements"); (iii) all of Seller's right, title and interest in and to all deposits, licenses, permits, contract rights, warranties and guarantees, and all other intangible personal property associated with or related to the Property or the Improvements; (iv) all equipment, machinery, supplies, signages, fixtures and any other tangible personal property owned by Seller and associated with, related to, located upon or used at the Property or the Improvements (the
          "Equipment").

     2. Purchase Price. The purchase price for the Property shall be One Million Four Hundred Thousand Dollars ($1,400,000).
The purchase price shall be paid to Seller by Buyer as follows:

          a. Earnest Money Deposit. The sum of Twenty Thousand Dollars ($20,000) in the form of Buyer's corporate check, as earnest money deposit and part payment of the Purchase Price, payable to and held by the title company identified in Section 4 below ("Title Company"). Title Company shall hold the earnest money deposit in its trust account on behalf of both Seller and Buyer, subject to the provisions of this Contract. Title Company is authorized to deliver the earnest money deposit to the Closing Agent, if any, at or before closing.

          The balance of the Purchase Price in the amount of One
Million Three Hundred Eighty Thousand Dollars ($1,380,000) shall be paid as follows:

          b. Cash at Closing. One Hundred Thirty Thousand Dollars ($130,000) to be delivered by Buyer in certified funds at Closing.

          c. Seller Financing. The balance of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) shall be paid and evidenced by Buyer's promissory note (the "Note") in a form mutually agreeable to both Buyer and Seller, to be secured by a first deed of trust (the "First Deed of Trust") and UCC-1 Security Agreement and Financing Statement ("Security Agreement") in a form mutually agreeable to both Buyer and Seller. The Note and First Deed of Trust shall contain (among others) the following provisions:

               (1) The Note shall be amortized on the basis of nine (9) years, payable in monthly installments of principal and interest at the rate of six percent (6%) per annum. Payments shall commence the first day of the month following the Closing Date, and thereafter shall be due on the 1st day of each succeeding month.
If not sooner paid, the balance of principal and accrued interest shall be due and payable nine (9) years from the Closing Date;

               (2)  If any payment is not received within fifteen
(15) calendar days after its due date, a late charge of five percent (5%) of such monthly payment shall be due. Interest on lender disbursements under the deed of trust shall be eight percent (8%) per annum. Default interest rate shall be twelve percent (12%) per annum;

               (3)  There shall be no pre-payment penalty; and

               (4)  The Note, First Deed of Trust, Security
Agreement and Financing Statement shall provide that the obligation of the Buyer with respect to the indebtedness secured thereby shall be limited wholly and solely to the value of the Property encumbered thereby at the time of default, without recourse against the Buyer for any deficiency.

          d. Allocation. For all purposes, Seller and Buyer irrevocably agree that the purchase price for the Property shall be allocated as follows:

               Real Estate              $
               Equipment
                                        $1,400,000

     3. Survey. Within thirty (30) days of the date hereof, or such later date as the parties shall agree, Seller, at its expense, shall obtain and furnish to Buyer a current boundary and improvement survey plat of the Property, certified by a licensed Colorado surveyor, showing thereon the correct legal description, property dimensions, square footage, roadways, easements, rights-of-way, fences, walls and encroachments, if any, recorded or in place, and all improvements, with the dimensions thereof.

     4.   Title Evidence.

          a. Property and Improvements. At Seller's expense, a current commitment for an owner's title insurance policy, issued by Clear Creek Gilpin Abstract and Title Corp. (the "Title Company") in an amount equal to the purchase price, and certificates of taxes due issued by the Treasurer of the County of Gilpin showing the current status of all taxes and assessments due or accruing, shall
be delivered by Seller to Buyer on or before           , 2000
("Title Deadline"). Buyer may require of Seller that copies of instruments (or abstracts of instruments) listed in the schedule of exceptions ("Exceptions") in the title insurance commitment also be furnished to Buyer at Seller's expense. The title insurance commitment, together with any copies or abstracts of instruments furnished pursuant to this Section 4, constitute the title documents ("Title Documents"). Buyer, or Buyer's designee, must request Seller, in writing, to furnish copies or abstracts of instruments listed in the schedule of exceptions no later than ten
(10) calendar days after the Title Deadline. Seller will pay the premium at closing and have the title insurance policy delivered to Buyer as soon as practicable after Closing. Said policy shall be issued on the current ALTA Owner's Policy form, with standard printed exceptions, 1, 2, 3 and 4 deleted, except for matters of survey approved by Buyer, with "gap" protection, and with no other exceptions other than those permitted by Section 7 below.

     5.   Approval of Title Evidence and Survey.

          a. Title Review. Buyer shall examine the Survey, Title Documents, and the certificates of taxes due (the "Title Evidence") furnished by Seller. Written notice by Buyer of unmerchantability of title or of any other unsatisfactory title condition shown by the Title Evidence shall be signed by or on behalf of Buyer and
given to Seller on or before         , 2000, or within five
(5) calendar days after receipt by Buyer of any Title Document(s) or endorsement(s) adding new Exception(s) to the title commitment together with a copy of the Title Document adding new Exception(s) to title. Upon receipt of notice of defects from Buyer, Seller may, by written notice to Buyer within ten (10) days, elect to cure such defects or not to cure them. Unless Seller elects to cure such defects, Buyer may, by written notice to Seller at or before the Closing (a) elect to waive such defects and proceed to close; or (b) terminate this Contract. In the event that Buyer fails to give written notice of defects or of termination within the times stated herein, Buyer shall be deemed to have accepted and approved the status of the title as disclosed by the Title Evidence. If Buyer gives notice of termination pursuant to this Section 5, this Contract shall terminate, the Title Company shall promptly return to Buyer its earnest money deposit, and both parties shall be released from all further obligations hereunder.

          b. Matters Not Shown by the Public Records. Seller shall deliver to Buyer, on or before the Title Deadline set forth in Section 4, true copies of all lease(s), sub-lease(s) and survey(s) in Seller's possession pertaining to the Property and shall disclose to Buyer all easements, liens or other title matters not shown by the public records of which Seller has actual knowledge. Buyer shall have the right to inspect the Property to determine if any third-party has any right in the Property not shown by the public records (such as an unrecorded easement, unrecorded lease, or boundary line discrepancy). Written notice of any unsatisfactory condition(s) disclosed by Seller or revealed by such inspections shall be signed by or on behalf of Buyer and given
to Seller on or before              , 2000.  If Seller does not
receive Buyer's notice by said date, Buyer accepts title subject to such rights, if any, of third-parties of which Buyer has actual knowledge.

          c. Special Taxing Districts. In the event the Property is located within a Special Taxing District and Buyer desires to terminate this contract as a result, if written notice is given to
Seller on or before           , 2000, this Contract shall then
terminate. If Seller does not receive Buyer's notice by the date specified above, Buyer accepts the effect of the Property's inclusion in such Special Taxing District(s) and waives the right to so terminate.

     6. Seller's Information. On or before the dates stated below, Seller, at its expense, shall furnish the following documentation ("Seller's Information") to Buyer:

          a.   On or before             , 2000, Seller and
Buyer shall work together to obtain on Buyer's behalf and for its benefit a phase one environmental audit ("Environmental Audit") of the Property performed by licensed and qualified environmental scientists/engineers acceptable to Buyer. Buyer shall pay the cost
of obtaining the Environmental Audit.   In the alternative, Seller
may provide Buyer with a Phase I conducted within the past twelve
(12) months, together with the representation of warranty contained in Paragraph 11(c).

          b. Buyer's performance under this Contract shall be contingent upon Buyer's approval of Seller's Information. If Buyer is not satisfied with any item of Seller's Information, Buyer shall so notify Seller, in writing, within fourteen (14) days of Buyer's receipt of such item. Upon receipt of notice of defects from Buyer, Seller may, by written notice to Buyer with ten (10) days, elect to cure such defects or not to cure them. Unless Seller elects to cure such defects, Buyer may, by written notice to Seller at or before Closing (a) elect to waive such defects and proceed to close; or (b) terminate this Contract. In the event that Buyer fails to give written notice of defects or of termination within the times stated herein, Buyer shall be deemed to have accepted and approved the status of Seller's Information. If Buyer gives notice of termination pursuant to this Section 6, this Contract shall terminate, the Title Company shall promptly return to Buyer its earnest money deposit, and both parties shall be released from all further obligations hereunder.

     7. Conveyance. Title to the Property shall be merchantable in the Seller. Subject to payment or tender as above provided and compliance with the other terms and conditions hereunder by Buyer, Seller shall convey the Property and Improvements to Buyer by good and sufficient Trustee's deed. All other portions of the Property shall be conveyed to Buyer by assignment or other appropriate instrument of conveyance executed by Seller. All conveyances shall be free and clear of (a) all taxes and assessments, except general property taxes accruing and not due and payable as of the date of Closing; (b) the lien of all special improvements installed as of the date of Closing, whether assessed or not; and (c) all other liens, encumbrances, leases, easements, rights-of-way, reservations and restrictions, except (i) zoning codes and regulations, (ii) the title exceptions listed in the schedule of exceptions ("Exceptions") in the title insurance commitment described in
Section 4 above, and (iii) leases and unrecorded liens existing as of the date of Closing, provided copies of said leases and/or liens have been provided to, and approved by, Buyer in accordance with the provisions of Section 5(b) above prior to the date of Closing. The funds to be paid by Buyer to Seller pursuant to the provisions of Section (c) above may be used by Seller to discharge any liens encumbering the Property.

     8. Adjustments. Real estate and personal property taxes for the year of Closing, based upon the most recent levy and the most recent assessment, prepaid rents, water, sewer and all other utilities and charges shall be apportioned to the Date of Closing and adjusted against or credited to the payment described in
Section 2(b) above. In the event demand is made by the treasurer of the County of Gilpin for full payment of personal property taxes for the year in which the Closing occurs, each of the parties hereto shall pay its share thereof, apportioned as above provided, in cash at Closing. Seller shall pay in full and save Buyer harmless from any sales/use tax assessed as a result of the sale of the personal property hereunder.

     9.   Closing.

          a. Closing Date. Unless extended by the terms of this Agreement or by mutual consent of the parties hereto, the Closing of this transaction shall be held on or before , 2000, at a time and location mutually agreeable to both Buyer and Seller; provided, however, that Seller shall have the right to defer the Closing Date until as late as May 31, 2001.

          b. Seller's Deliveries. At the Closing, Seller shall deliver the following:

               (1)  A Trustee's deed (the "Deed"), delivered to
Buyer in accordance with the provisions of Section 7 above; and

               (2) A bill of sale conveying all Equipment and other personal property located on the Property to Buyer; and

               (3) An assignment of all guarantees or warranties pertaining to the Property, if any, in Seller's possession, which are assignable at no cost to Seller and do not require the approval of any third party; and

               (4) Seller shall execute, acknowledge and deliver, at or subsequent to Closing, such other instruments, documents and materials as the Title Company may reasonably request to vest title to the Property in Buyer, including a standard form Seller's affidavit.

          c. Buyer's Deliveries. At the Closing, Buyer shall deliver the following:

               (1) The sum of One Hundred Thirty Thousand Dollars ($130,000) in certified funds payable to Seller; and

               (2)  An executed original of the Note and related
First Deed of Trust and Security Agreement and Financing Statement in favor of Seller; and

               (3) Any other documents, instruments or agreements reasonably necessary to close the transaction as contemplated by this Agreement.

     10. Contingencies. This Contract and Buyer's performance hereunder are contingent upon Buyer's satisfaction, in exercise of its sole discretion, with each of the following conditions:

          a. All defects in Title and Seller's Information, if any, shall have been remedied to Buyer's satisfaction in accordance with the provisions of Section 5 and 6 above; and

          b. The Title Company shall be standing ready to issue an ALTA Owner's Policy of Title Insurance insuring Buyer's interest in the Property, dated the date of Closing in the amount of the Purchase Price; and

          c. The Board of Directors of Buyer shall have approved and ratified this Agreement and shall have authorized the appropriate officers of the Buyer to execute same and fully perform its terms within twenty (20) days of the date of this Agreement;
and

          d. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the date of Closing; and

          e. Seller shall have satisfied its obligations and requirements under Section 9(b) above.

          Each of the Contingencies set forth above must be satisfied and removed on or before the date specified in each respective Contingency ("Contingency Termination Date"). In the event one or more of the Contingencies has not been satisfied and removed by the relevant Contingency Termination Date, then, at Buyer's election (i) this Contract shall terminate, the earnest money deposit shall be returned to Buyer and both parties shall be released from this Contract; or (ii) Buyer and/or Seller shall have the option to continue their efforts to satisfy and remove the remaining Contingencies; provided, however, that in the event Buyer or Seller elects to continue their efforts to remove the remaining Contingencies, either party may, at any time following the Contingency Termination Date, and upon ten (10) days advance written notice ("Contingency Termination Notice"), elect to terminate this Contract. Upon receipt by either party of the other party's Contingency Termination Notice, the party receiving the Contingency Termination Notice shall have ten (10) days to remove and/or waive all remaining Contingencies, and to close the transactions contemplated by this Contract. In the event the party receiving the Contingency Termination Notice is unable to consummate the transactions contemplated by this Contract within said ten (10) day period, this Contract shall terminate (unless the tenth (10th) day falls on a weekend or legal holiday, in which case the ten (10) day period shall be extended until the next business day following the weekend or legal holiday), the earnest money deposit shall be returned to the Buyer and both parties shall be released from all further obligations under this Contract.

     11.  Possession; Inspection.

          a. Time of Possession. Possession of the Property shall be delivered to Buyer at the Closing.

          b. Entry Prior to Closing. Prior to the Closing, Buyer and its agents and employees shall be authorized to enter upon the Property in order to inspect, appraise and survey the Property; provided, however, that Buyer shall coordinate such inspection with Seller, and provided further that at all times Buyer shall comply with applicable laws; shall save and protect Seller harmless from any and all liability on account of the actions of Buyer, its agents or employees, upon the Property; shall cause no harm or damage to the Property; and shall not allow any liens to be filed against the Property as a result of such activities of Buyer, its agents or employees.

     12. Seller's Representations. In addition to its representations and warranties elsewhere in this Contract, Seller represents and warrants to Buyer that as of the date of its execution of this Contract and on the date of Closing all of the following statements are and will be true:

          a. Casualty or Condemnation. To the best of Seller's knowledge and belief there are no pending or threatened condemnation proceedings, assessments or litigation of any kind affecting the Property or any part thereof. In the event that, prior to the Closing, a condemnation proceeding, assessment or legal action affecting the Property or any part thereof shall be commenced, levied or threatened, this Contract may be terminated at the option of the Buyer upon notice to Seller, whereupon the earnest money deposit shall be returned by the Title Company to the Buyer and all parties shall be released herefrom. Should Buyer elect or be obligated to carry out this Contract despite a taking, Buyer shall be entitled to all of the condemnation proceeds resulting from any such taking.

          b. Defects. There is no condition known to Seller existing with respect to the Property or its operation, or any part thereof, which violates any law, rule, regulation, ordinance, covenant, restriction, code, order, decree or ruling of the County of Gilpin, the State of Colorado, the United States, or any agency or court. Seller has not received notice, written or otherwise, from any governmental, quasi-governmental or private agency or party requiring or demanding the correction of any condition with respect to the Property, or any part thereof, or the cessation of any activities upon the Property.

          c. Authority. Seller is the sole owner of the Property, is duly authorized and empowered to execute and deliver this Contract and the execution and delivery hereof will not cause or constitute any breach of or default under any law, contract or other agreement.

          d. Taxes. There are no unpaid and due tax assessments affecting the Property and shown on the Tax Certificate which will not be fully paid, accounted for or adjusted at or prior to Closing.

          e. Valid Transfer. Seller represents and warrants to Buyer that the transfer of the Property to Buyer will not violate the Colorado Uniform Fraudulent Transfer Act, C.R.S. Sections 38-8-101, et seq., and Seller agrees to indemnify, defend and hold harmless Buyer and the Property from the claims of Seller's creditors, and for all costs and expenses of Buyer incurred in connection therewith, including Buyer's attorneys' fees.

     13.  Buyer's Representations.

          a. Authority. Buyer is duly and properly authorized to carry on its business in the State of Colorado and has full authority to enter into this Agreement, to comply with all the terms and obligations hereof and to consummate the transactions provided for hereunder. The execution and delivery of this Agreement and the transactions provided for hereunder will be duly authorized by all necessary corporate action of the Buyer and this Agreement will, when executed and delivered by Buyer, constitute the valid and binding obligation of Buyer enforceable in accordance with its terms.

          b. Defaults. The execution and delivery of this Agreement and the transactions provided for herein will not result in a breach of any of the terms and provisions of or constitute default under or conflict with any agreement, indenture, mortgage, lien, lease, consent, license, franchise or other instrument to which Buyer or any person or entity which Buyer represents is bound.

     14. Default. Time is of the essence hereof. If any payment or any other condition hereof is not made, tendered, or performed by the Buyer as herein provided, or if Buyer shall fail to close within the time stated in Section 9 above, then at the election of the Seller, and provided Buyer has not rightfully terminated this Agreement and/or Seller shall not then be in default hereunder or unable to convey merchantable title to Buyer, this Contract shall terminate, and the earnest money deposit shall be paid to and retained by the Seller as Seller's sole remedy hereunder and as liquidated damages for Buyer's default or failure to close. In such event neither party shall have any further or other obligations hereunder to the other; provided, however, that Buyer shall deliver to Seller, without additional cost, all contracts, documents, agreements, appraisals, encumbrances, insurance policies, site plans, studies, surveys, test results permits, licenses, easements, maps, plats, leases, reports and data pertaining to or affecting the Property which are in Buyer's possession or under Buyer's control. If Seller is unable to convey merchantable title or otherwise defaults hereunder, or fails or neglects to perform its obligations or covenants as set forth in this Contract, then Buyer may elect to terminate this Contract, whereupon the earnest money deposit shall be returned by the Title Company to the Buyer and both Buyer and Seller shall thereupon be released from all obligations hereunder; or Buyer may elect to treat this Contract as being in full force and effect, in which event Buyer shall have the right to an action against Seller for specific performance and damages.

     15.  Commissions.   The Seller represents that no commissions
or fees shall be due or payable as a result of this transaction and Seller agrees to indemnify and hold Buyer and the Property harmless from any and all claims by brokers and sales agents to commissions and fees, and for all costs and expenses, including Buyer's attorney fees, incurred in connection with any such claims, except as to brokers or agents with whom Buyer has contracted directly.

     16. Applicable Law. This Contract is made in and shall be construed and interpreted in accordance with the law of the State of Colorado.

     17. Assignment. Buyer may assign its rights under this Agreement without the consent of Seller to a wholly owned subsidiary of Buyer or to an entity controlled by or under the common control of Buyer.

     18. Attorney Fees. If either party commences an action to enforce or interpret any portion of this Contract, the prevailing party in such action shall be entitled to recover from the non-prevailing party all costs and expenses, including reasonable attorney fees, incurred by the prevailing party in any such action.

     19. Notices. Any notice required or permitted to be delivered hereunder shall be in writing and shall be deemed to be given and delivered when deposited with the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the party intended at the address stated below, or to such other address as may hereafter be furnished in writing:

          If to Buyer:        Global Central Corporation
                              Attn: Stephen G. Calandrella
                              5373 North Union Boulevard, Suite 100
                              Colorado Springs, Colorado 80918

          With Copies to:     Neuman, Drennen & Stone, LLC
                              Attn:  Clifford L. Neuman
                              1507 Pine Street
                              Boulder, Colorado  80302

          If to Seller:       U.S. Bank, N.A., Trustee
                              c/o Ken Roth
                              950 17th Street, Suite 615
                              Denver, Colorado  80212

          With Copies to:     Lyle Sheftel
                              9683 Camino Capistrano Lane
                              Las Vegas, Nevada  89148-8048

                              and

                              Robert Rottman
                              1331 17th Street, Suite 510
                              Denver, Colorado 80202

     20. Complete Agreement. This Contract expresses the entire agreement of Seller and Buyer. There are no other understandings, oral or written, which in any manner alter or enlarge its terms. This Contract supersedes any and all agreements between the parties hereto regarding the Property which are prior in time to this Contract. Seller and Buyer agree to execute such additional documents as may be reasonable and necessary to carry out the provisions of this Contract.

     21. Survival. All representations, warranties, indemnities and covenants made herein shall survive the termination of this Contract prior to Closing or, alternatively, the Closing of this Contract and the conveyance of title hereunder, as the case may be, and shall remain enforceable after either of such events.

     22. Set-off. Following the Closing, any sums owed hereunder by one party to the other that are not paid when due may be applied as a set-off against any sums then or thereafter due to the defaulting party, including, but not limited to, a portion of the purchase price due Seller from Buyer, as evidenced by the Note.

     23. Alternative Dispute Resolution. If a dispute arises relating to this Contract, and is not resolved, the parties shall first proceed in good faith to submit the matter to mediation. Buyer and Seller will jointly appoint an acceptable mediator and will share equally in the cost of such mediation. In the event the entire dispute is not resolved within thirty (30) calendar days from the date written notice requesting mediation is sent by one party to the other, the mediation, unless otherwise agreed, shall terminate. This section shall not alter any date in this Contract, unless otherwise agreed.

     24. Loss by Fire, Other Casualty or Condemnation. In the event that prior to the Closing, the Property, or any substantial part thereof, is destroyed or materially damaged, Buyer shall have the right, exercisable by written notice to Seller within ten (10) days after receiving notice of such damage or destruction, either
(i) to terminate this agreement, in which case neither party shall have any further rights or obligations hereunder and the escrow deposit shall be promptly returned to Buyer, or (ii) to accept the Property in its then condition, proceed with the Closing, and receive and accept an assignment of Seller's rights to any insurance proceeds payable by reason of such damage or destruction. Anything herein notwithstanding, the right of Buyer hereunder, shall be subject to the rights of the tenant under the Lease of the Property, and/or applicable law.

          In the event that prior to the Closing, there is any insubstantial or immaterial damage to the Property, Buyer shall accept the Property in its then condition and proceed with the Closing, in which case Buyer shall be entitled to an assignment of any insurance proceeds. Anything herein notwithstanding, the right of Buyer hereunder, shall be subject to the rights of the tenant under the Lease of the Property, and/or applicable law.

          In the event that prior to Closing, all or any material portion of the Property is subject to a taking by public authority, including a pending or threatened condemnation, Buyer shall have the right, exercisable by notice to Seller within ten (10) days after receiving notice of such taking, either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder and the escrow deposit shall be returned to Buyer promptly, or (ii) to accept the Property in its then condition, proceed with the Closing and receive an assignment of all of Seller's rights to any condemnation award payable by reason of such taking. Anything herein notwithstanding, the right of Buyer hereunder, shall be subject to the rights of the tenant under the Lease of the Property, and/or applicable law.

          In the event that prior to Closing, any insubstantial or immaterial portion of the Property is subject to a taking, Buyer shall accept the Property in its then condition and proceed with the Closing, in which case, Buyer shall be entitled to an assignment of all of Seller's rights to any award in connection
with such taking.   Anything herein notwithstanding, the right of
Buyer hereunder, shall be subject to the rights of the tenant under the Lease of the Property, and/or applicable law.

          For purposes of this Section 24, damage to the Property or a taking of a portion thereof, shall be deemed to involve a substantial or material portion if the reasonably estimated cost of restoration or repair of such damage, or the amount of condemnation award with respect to a taking, shall exceed $50,000.

     25. Execution. This Contract may be executed by telex, telecopy or other facsimile transmission, and such facsimile transmission shall be valid and binding to the same extent as if it were an original. Further, this Contract may be signed in one or more counterparts, all of which when taken together shall constitute the same document.

     IN WITNESS WHEREOF, Buyer and Seller have signed this Contract as of the date first above set forth.

                                   GLOBAL CENTRAL CORPORATION,
                                   a Colorado corporation
ATTEST:


                                   By:/s/Stephen G. Calandrella
                                       Stephen G. Calandrella, President


                                   Seller: